EXHIBIT 10.5

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Agreement”) is entered into as of August 25, 2016, between Griffin-American Healthcare REIT IV Holdings, LP, a Delaware limited partnership (“Pledgor”), and Bank of America, N.A., in its capacity as administrative agent (in such capacity, the “Administrative Agent”), for the holders of the Secured Obligations (defined below).

RECITALS

WHEREAS, pursuant to that certain Credit Agreement dated as of the date hereof (as amended, modified, extended, restated, renewed, replaced or supplemented from time to time, the “Credit Agreement”) among Pledgor, as the Borrower, the Guarantors party thereto, the Lenders identified therein, Bank of America, N.A., as Administrative Agent, a Swing Line Lender and a L/C Issuer and KeyBank, National Association, as a L/C Issuer, the Lenders have agreed to make Loans and issue Letters of Credit upon the terms and subject to the conditions set forth therein; and

WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement and the obligations of the Lenders to fund their respective Loans and to participate in Letters of Credit under the Credit Agreement that Pledgor shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the holders of the Secured Obligations.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.    Definitions.

(a)    Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement.

(b)    The rules of construction specified in Section 1.02 of the Credit Agreement are incorporated herein mutatis mutandis.

(c)    The following terms shall have the meanings set forth in the Uniform Commercial Code as in effect from time to time in the state of New York (except as such term may be used in connection with the perfection of the Pledged Collateral and then the applicable jurisdiction with respect to such affected Pledged Collateral shall apply) (the “UCC”): Accessions, Adverse Claim, Certificated Securities, Financial Asset, Instrument, Investment Company Security, Money, Proceeds, Securities Account, Securities Intermediary, Security Entitlement and Security.

(d)    “Domestic Subsidiary” means any Subsidiary organized under the laws of the United States.

(e)    “Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

(f)    “Secured Obligations” means the collective reference to all of the Obligations, now existing or hereafter arising pursuant to the Credit Documents, owing from the Borrowers or any other Credit Party to any Lender or the Administrative Agent, howsoever evidenced, created, incurred or acquired, whether primary, secondary, direct, contingent, or joint and several, including, without limitation, all liabilities arising under Swap Contracts (other than an Excluded Swap Obligation (as defined in the Credit Agreement)) or Treasury Management Agreements in connection with the Loans

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between any Credit Party and any Lender, or any Affiliate of a Lender, and all obligations and liabilities incurred in connection with collecting and enforcing the foregoing.

(g)    “Termination Date” means the earlier of (i) the Borrower demonstrating to the Administrative Agent’s satisfaction that the Consolidated Unencumbered Total Asset Value is in excess of $750,000,000 as contemplated by Section 6.19 of the Credit Agreement, and (ii) the later of (x) the date upon which the Revolving Commitments terminate or otherwise expire in accordance with the terms of the Credit Agreement and (y) the date on which all Obligations (other than indemnification obligations and other contingent obligations for which no claim has been asserted that survives the termination of the Credit Agreement or any other applicable Credit Document) are paid in full.

2.    Pledge and Grant of Security Interest. To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations, Pledgor hereby pledges and grants to the Administrative Agent, for the benefit of the holders of the Secured Obligations, a continuing security interest in any and all right, title and interest of Pledgor in the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the “Pledged Collateral”):

(a)    Pledged Equity Interests. With respect to Pledgor, (i) 100% of the issued and outstanding Capital Stock of each Domestic Subsidiary which is a Subsidiary Guarantor that is directly owned by Pledgor (the “Applicable Domestic Subsidiaries”) and (ii) 66% (or such greater percentage that, due to a change in an applicable Law after the date hereof, (A) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s United States parent and (B) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Foreign Subsidiary which is a Subsidiary Guarantor that is directly owned by Pledgor (the “Applicable Foreign Subsidiaries” and together with the Applicable Domestic Subsidiaries, the “Applicable Subsidiaries”), including the Capital Stock of the Subsidiaries owned by Pledgor as set forth on Schedule 2(a) hereto, in each case together with the certificates (or other agreements or instruments), if any, representing such Capital Stock, and all options and other rights, contractual or otherwise, with respect thereto (collectively, together with the Capital Stock and other interests described in clauses (1) and (2) below, the “Pledged Equity”), including, but not limited to, the following:

(1)    all Capital Stock representing a dividend on any of the Pledged Equity, or representing a distribution or return of capital upon or in respect of the Pledged Equity, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder thereof, or otherwise in respect of the Pledged Equity; and

(2)    in the event of any consolidation or merger involving the issuer of any Pledged Equity and in which such issuer is not the surviving Person, all shares of each class of the Capital Stock of the successor Person formed by or resulting from such consolidation or merger, to the extent that such successor Person is a direct Subsidiary of Pledgor.

Without limiting the generality of the foregoing, it is hereby specifically understood and agreed that a Pledgor may from time to time hereafter deliver additional Capital Stock to the Administrative Agent as collateral security for the Secured Obligations. Upon delivery to the Administrative Agent, such additional

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Capital Stock shall be deemed to be part of the Pledged Collateral of Pledgor and shall be subject to the terms of this Pledge Agreement whether or not Schedule 1 hereto is amended to refer to such additional Capital Stock.

(b)    Accessions and Proceeds. All Accessions and all Proceeds of the foregoing, however and whenever acquired and in whatever form.

Pledgor and the Administrative Agent, on behalf of the holders of the Secured Obligations, hereby acknowledge and agree that the security interest created hereby in the Pledged Collateral constitutes continuing collateral security for all of the Secured Obligations, whether now existing or hereafter arising.

Pledgor hereby authorizes the Administrative Agent to prepare and file such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments as the Administrative Agent may from time to time reasonably deem necessary or appropriate in order to perfect and maintain the security interests granted hereunder in accordance with the UCC, which such financing statements may describe the Pledged Collateral in the same manner as described herein or may contain an indication or description of Pledged Collateral that describes such property in any other manner as the Administrative Agent may determine, in its sole discretion, is reasonably necessary, advisable or prudent to ensure the perfection of the security interest in the Pledged Collateral granted herein.

3.    Representations and Warranties. Pledgor hereby represents and warrants to the Administrative Agent, for the benefit of the holders of the Secured Obligations as follows:

(a)    Legal Name; Chief Executive Office. Pledgor’s exact legal name, state of incorporation or formation, principal place of business and chief executive office as of the Closing Date are as set forth on Schedule 3(a) attached hereto.

(b)    Title. Pledgor has good and indefeasible title to the Pledged Collateral and will at all times be the legal and beneficial owner of such Pledged Collateral free and clear of all Liens, other than Permitted Liens and has the right to pledge, sell, assign or transfer such Pledged Collateral. There exists no Adverse Claim with respect to the Pledged Equity.

(c)    Security Interest/Priority. This Agreement creates a valid security interest in favor of the Administrative Agent, for the benefit of the holders of the Secured Obligations, in the Pledged Collateral. The taking of possession by the Administrative Agent of the Certificated Securities (if any) evidencing the Pledged Equity and all other certificates and instruments constituting Pledged Collateral will perfect and establish the first priority of the Administrative Agent’s security interest in all the Pledged Equity evidenced by such Certificated Securities (so long as the Administrative Agent takes possession thereof without knowledge that its security interest therein violates the rights of another secured party). Upon the filing of a UCC financing statement with the secretary of state of Pledgor’s state of organization describing the Pledged Equity as the collateral covered thereby, the Administrative Agent shall have a first priority perfected security interest in all uncertificated Pledged Equity consisting of partnership or limited liability company interests that do not constitute a Security pursuant to Section 8-103(c) of the UCC. With respect to any Pledged Collateral consisting of a Security Entitlement or held in a Securities Account, upon execution and delivery by Pledgor, the applicable Securities Intermediary and the Administrative Agent of an agreement granting “control” (as defined in Section 8-106 or 9-104 of the UCC, as applicable) to the Administrative Agent over such Pledged Collateral, the Administrative Agent shall have a valid and perfected, first priority security interest in such Pledged Collateral. Except as set forth in this section, no action is necessary to perfect such security interest.

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(d)    Authorization of Pledged Equity. All Pledged Equity (i) is duly authorized and validly issued, (ii) is fully paid and, to the extent applicable, nonassessable and is not subject to the preemptive rights of any Person, (iii) is beneficially owned as of record by a Pledgor and (iv) constitute all the issued and outstanding shares of all classes of the equity of the Applicable Subsidiaries issued to Pledgor.

(e)    Pledged Equity Interests. As of the Closing Date, Schedule 2(a) hereto sets forth the number of shares pledged, the certificate number of the shares pledged and the percentage of equity owned by Pledgor in the applicable Subsidiaries.

(f)    Partnership and Limited Liability Company Interests. Except as previously disclosed in writing to the Administrative Agent, none of the Pledged Equity consisting of partnership or limited liability company interests (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a Security governed by Article 8 of the UCC, (iii) is an Investment Company Security, (iv) is held in a Securities Account or (v) constitutes a Security or a Financial Asset.

(g)    Consents; Etc. There are no restrictions in any Organization Document governing any Pledged Equity or any other document related thereto which would limit or restrict (i) the grant of a Lien pursuant to this Agreement on such Pledged Equity, (ii) the perfection of such Lien or (iii) the exercise of remedies in respect of such perfected Lien in the Pledged Equity as contemplated by this Agreement other than those for which consents have already been obtained. Except for (i) the filing or recording of UCC financing statements, (ii) obtaining “control” (as defined in Section 8-106 or 9-104 of the UCC, as applicable) to perfect the Liens created by this Agreement (to the extent required under Section 4(b) hereof), (iii) such actions as may be required by applicable foreign Laws affecting the pledge of the Pledged Equity of Foreign Subsidiaries and (iv) consents, authorizations, filings or other actions which have been obtained or made, no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder, member or creditor of Pledgor), is required for (A) the grant by Pledgor of the security interest in the Pledged Collateral granted hereby or for the execution, delivery or performance of this Agreement by Pledgor, (B) the perfection of such security interest (to the extent such security interest can be perfected by filing under the UCC or the granting of control (to the extent required under Section 4(b) hereof)) or (C) the exercise by the Administrative Agent or the holders of the Secured Obligations of the rights and remedies provided for in this Agreement.

4.    Covenants. Pledgor covenants that, until the Termination Date, Pledgor shall:

(a)    Other Liens. Defend the Pledged Collateral against the claims and demands of all other parties claiming an interest therein, keep the Pledged Collateral free from all Liens, except for Permitted Liens, and not sell, exchange, transfer, assign, lease or otherwise dispose of the Pledged Collateral or any interest therein, except as permitted under the Credit Agreement or any other Credit Document.

(b)    Delivery of Certificates and Instruments. Deliver to the Administrative Agent promptly upon the receipt thereof by or on behalf of Pledgor, all certificates and instruments constituting Pledged Equity (if any). Prior to delivery to the Administrative Agent, all such certificates constituting Pledged Equity shall be held in trust by Pledgor for the benefit of the
Administrative Agent pursuant hereto. All such certificates representing Pledged Equity shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, substantially in the form provided in Exhibit 4(b) hereto.

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(c)    Filing of Financing Statements, Notices, etc. Pledgor shall execute and deliver to the Administrative Agent such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents, as the Administrative Agent may reasonably request) and do all such other things as the Administrative Agent may reasonably deem necessary or appropriate (i) to assure to the Administrative Agent its security interests hereunder, including such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments as the Administrative Agent may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the UCC, (ii) to consummate the transactions contemplated hereby and (iii) to otherwise protect and assure the Administrative Agent of its rights and interests hereunder. Furthermore, Pledgor also hereby irrevocably makes, constitutes and appoints the Administrative Agent, its nominee or any other person whom the Administrative Agent may designate, as Pledgor’s attorney in fact with full power and for the limited purpose to prepare and file (and, to the extent applicable, sign) in the name of Pledgor any financing statements, or amendments and supplements to financing statements, renewal financing statements, notices or any similar documents which in the Administrative Agent’s reasonable discretion would be necessary or appropriate in order to perfect and maintain perfection of the security interests granted hereunder, such power, being coupled with an interest, being and remaining irrevocable until the Termination Date. Pledgor hereby agrees that a carbon, photographic or other reproduction of this Agreement or any such financing statement is sufficient for filing as a financing statement by the Administrative Agent without notice thereof to Pledgor wherever the Administrative Agent may in its sole discretion desire to file the same. In the event for any reason the law of any jurisdiction other than New York becomes or is applicable to the Pledged Collateral of Pledgor or any part thereof, or to any of the Secured Obligations, Pledgor agrees to execute and deliver all such instruments and to do all such other things as the Administrative Agent reasonably deems necessary or appropriate to preserve, protect and enforce the security interests of the Administrative Agent under the law of such other jurisdiction (and, if Pledgor shall fail to do so promptly upon the request of the Administrative Agent, then the Administrative Agent may execute any and all such requested documents on behalf of Pledgor pursuant to the power of attorney granted hereinabove). If any Pledged Collateral is in the possession or control of Pledgor’s agents and the Administrative Agent requests, Pledgor agrees to notify such agents in writing of the Administrative Agent’s security interest therein and, upon the Administrative Agent’s request, instruct them to hold all such Pledged Collateral for the Administrative Agents’ account and subject to the Administrative Agent’s instructions. Unless an Event of Default has occurred and is continuing, the Administrative Agent shall not give any instructions to Pledgor’s agents pursuant to the immediately preceding sentence.

(d)    Books and Records. Mark its books and records (and shall cause the issuer of the Pledged Equity of Pledgor to mark its books and records) to reflect the security interest granted pursuant to this Agreement.

(e)    Issuance or Acquisition of Equity Interests.

(i)    Not without executing and delivering, or causing to be executed and delivered, to the Administrative Agent such agreements, documents and instruments as the Administrative Agent may reasonably require, issue or acquire any Pledged Equity consisting of an interest in a partnership or a limited liability company that (A) is dealt in or traded on a securities exchange or in a securities market, (B) by its terms expressly provides that it is a Security governed by Article 8 of the UCC, (C) is an investment company security, (D) is held in a Securities Account or (E) constitutes a Security or a Financial Asset.

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(ii)    Without the prior written consent of the Administrative Agent, no Pledgor will (A) vote to enable, or take any other action to permit, any Applicable Subsidiary to issue any Equity Interests constituting limited liability company interests, except for those additional Equity Interests constituting limited liability company interests that will be subject to the security interest granted herein in favor of the holders of the Secured Obligations, or (B) enter into any agreement or undertaking, except in connection with a Disposition permitted under Section 7.05 of the Credit Agreement, restricting the right or ability of Pledgor or the Administrative Agent to sell, assign or transfer any Pledged Equity or Proceeds thereof. Pledgor will defend the right, title and interest of the Administrative Agent in and to any Pledged Equity against the claims and demands of all Persons whomsoever.

(iii)    If any Pledgor shall become entitled to receive or shall receive (A) any Certificated Securities (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the ownership interests of any Applicable Subsidiary, whether in addition to, in substitution of, as a conversion of, or in exchange for, any Pledged Equity, or otherwise in respect thereof, or (B) any sums paid upon or in respect of any Pledged Equity upon the liquidation or dissolution of any Applicable Subsidary, such Pledgor shall accept the same as the agent of the holders of the Secured Obligations, hold the same in trust for the holders of the Secured Obligations, segregated from other funds of Pledgor, and promptly deliver the same to the Administrative Agent, on behalf of the holders of the Secured Obligations, in accordance with the terms hereof; provided, however, that Pledgor will not be required to deliver to the Administrative Agent any sums paid upon any such liquidation or dissolution except during the existence of an Event of Default.

5.    Advances. If any Event of Default has occurred and is continuing, the Administrative Agent may, at its sole option and in its sole discretion, perform the same and in so doing may expend such sums as the Administrative Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien (other than Permitted Liens and otherwise in accordance with the provisions of the other Credit Documents), expenditures made in defending against any adverse claim and all other expenditures which the Administrative Agent may reasonably make for the protection of the security hereof or which may be compelled to make by operation of law. All such sums and amounts so expended shall be repayable by Pledgor on a joint and several basis, together with the other Credit Parties, promptly upon timely notice thereof and demand therefor, shall constitute additional Secured Obligations and shall bear interest from the date said amounts are expended at the Default Rate. No such performance of any covenant or agreement by the Administrative Agent on behalf of Pledgor, and no such advance or expenditure therefor, shall relieve Pledgor of any Default or Event of Default. The Administrative Agent may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim (a) except to the extent such payment is being contested in good faith by Pledgor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP and (b) in accordance with the provisions of the other Credit Documents.

6.    [Reserved].

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7.    Remedies.

(a)    General Remedies. If an Event of Default has occurred and is continuing, the Administrative Agent shall have, in addition to the rights and remedies provided herein, in the Credit Documents, in any Swap Contract or any Treasury Management Agreement between Pledgor and any Lender or any Affiliate of a Lender in connection with the Loans or by law (including, but not limited to, levy of attachment, garnishment and the rights and remedies set forth in the UCC of the jurisdiction applicable to the affected Pledged Collateral), the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights and remedies are asserted and regardless of whether the UCC applies to the affected Pledged Collateral).

(b)    Sale of Pledged Collateral. If an Event of Default has occurred and is continuing, the Administrative Agent may, without demand and without advertisement, notice, hearing or process of law, all of which Pledgor hereby waives to the fullest extent permitted by Law, at any place and time or times, sell and deliver any or all Pledged Collateral held by or for it at public or private sale (which in the case of a private sale of Pledged Equity, shall be to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof), at any exchange or broker’s board or elsewhere, by one or more contracts, in one or more parcels, for Money, upon credit or otherwise, at such prices and upon such terms as the Administrative Agent deems advisable, in its sole discretion (subject to any and all mandatory legal requirements). Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner and, in the case of a sale of Pledged Equity, that the Administrative Agent shall have no obligation to delay sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act of 1933. Neither the Administrative Agent’s compliance with applicable Law nor its disclaimer of warranties relating to the Pledged Collateral shall be considered to adversely affect the commercial reasonableness of any sale. To the extent the rights of notice cannot be legally waived hereunder, Pledgor agrees that any requirement of reasonable notice shall be met if such notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to the Borrower in accordance with the notice provisions of Section 10.02 of the Credit Agreement at least 10 days before the time of sale or other event giving rise to the requirement of such notice. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Pledgor further acknowledges and agrees that any offer to sell any Pledged Equity which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such offer may be advertised without prior registration under the Securities Act of 1933), or (ii) made privately in the manner described above shall be deemed to involve a “public sale” under the UCC, notwithstanding that such sale may not constitute a “public offering” under the Securities Act of 1933, and the Administrative Agent may, in such event, bid for the purchase of such securities. The Administrative Agent shall not be obligated to make any sale or other disposition of the Pledged Collateral regardless of notice having been given. To the extent permitted by applicable Law, any holder of Secured Obligations may be a purchaser at any such sale. To the extent permitted by applicable Law, Pledgor hereby waives all of its rights of redemption with respect to any such sale. Subject to the provisions of applicable Law, the Administrative Agent may postpone or cause the postponement of the sale of all or any portion of the Pledged Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by Law, be made at the time and place to which the sale was postponed, or the Administrative Agent may

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further postpone such sale by announcement made at such time and place. To the extent permitted by applicable Law, Pledgor waives all claims, damages and demands it may acquire against the Administrative Agent or any holder of the Secured Obligations arising out of the exercise by them of any rights hereunder except to the extent any such claims, damages or demands result solely from the gross negligence or willful misconduct of the Administrative Agent or any other holder of the Secured Obligations as determined by a final non-appealable judgment of a court of competent jurisdiction, in each case against whom such claim is asserted. Pledgor agrees that the internet shall constitute a “place” for purposes of Section 9-610(b) of the UCC.

(c)    Nonexclusive Nature of Remedies. Failure by the Administrative Agent or the holders of the Secured Obligations to exercise any right, remedy or option under this Agreement, any other Credit Document, any Swap Contract or any Treasury Management Agreement between any Credit Party and any Lender or any Affiliate of a Lender in connection with the Loans or as provided by law, or any delay by the Administrative Agent or the holders of the Secured Obligations in exercising the same, shall not operate as a waiver of any such right, remedy or option. No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which in the case of the Administrative Agent or the holders of the Secured Obligations shall only be granted as provided herein. To the extent permitted by law, neither the Administrative Agent, the holders of the Secured Obligations, nor any party acting as attorney for the Administrative Agent or the holders of the Secured Obligations, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct hereunder. The rights and remedies of the Administrative Agent and the holders of the Secured Obligations under this Agreement shall be cumulative and not exclusive of any other right or remedy which the Administrative Agent or the holders of the Secured Obligations may have.

(d)    Retention of Collateral. The Administrative Agent may, after providing the notices required by Sections 9-620 and 9-621 of the UCC or otherwise complying with the requirements of applicable law of the relevant jurisdiction, accept or retain all or any portion of the Pledged Collateral in satisfaction of the Secured Obligations. Unless and until the Administrative Agent shall have provided such notices, however, the Administrative Agent shall not be deemed to have accepted or retained any Pledged Collateral in satisfaction of any Secured Obligations for any reason.

(e)    Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Administrative Agent or the holders of the Secured Obligations are legally entitled, Pledgor shall be jointly and severally liable with the other Credit Parties for the deficiency, together with interest thereon at the Default Rate, together with the costs of collection and the fees, charges and disbursements of counsel. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to Pledgor or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

8.    Rights of the Administrative Agent.

(a)    Power of Attorney. In addition to other powers of attorney contained herein, Pledgor hereby designates and appoints the Administrative Agent, on behalf of the holders of the Secured Obligations, and each of its designees or agents, as attorney-in-fact of Pledgor, irrevocably and with power of substitution, with authority to take any or all of the following actions with respect to the Pledged Collateral if an Event of Default has occurred and is continuing, and upon either acceleration of the Secured Obligations pursuant to the terms and conditions of the Credit Agreement or the maturity of the Secured Obligations and Pledgor’s failure to pay the Secured Obligations:

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(i)    to demand, collect, settle, compromise, adjust, give discharges and releases, all as the Administrative Agent may reasonably determine;

(ii)    to commence and prosecute any actions at any court for the purposes of collecting any Pledged Collateral and enforcing any other right in respect thereof;

(iii)    to defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as the Administrative Agent may deem reasonably appropriate;

(iv)    to execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, security agreements, affidavits, notices and other agreements, instruments and documents that the Administrative Agent may determine necessary in order to perfect and maintain the security interests and liens granted in this Agreement and in order to fully consummate all of the transactions contemplated therein;

(v)    to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Pledged Collateral;

(vi)    to exchange any of the Pledged Collateral or other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Pledged Collateral with any committee, depository, transfer agent, registrar or other designated agency upon such terms as the Administrative Agent may reasonably deem appropriate;

(vii)    to vote for a shareholder resolution, or to sign an instrument in writing, sanctioning the transfer of any or all of the Pledged Collateral into the name of the Administrative Agent or one or more of the holders of the Secured Obligations or into the name of any transferee to whom the Pledged Collateral or any part thereof may be sold pursuant to Section 7 hereof;

(viii)    to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Pledged Collateral;

(ix)    to direct any parties liable for any payment in connection with any of the Pledged Collateral to make payment of any and all monies due and to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct;

(x)    to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Pledged Collateral; and

(xi)    do and perform all such other acts and things as the Administrative Agent may reasonably deem to be necessary, proper or convenient in connection with the Pledged Collateral.

This power of attorney is a power coupled with an interest and shall be irrevocable until the Termination Date. The Administrative Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Administrative Agent in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Administrative Agent shall not be liable for any act or omission or for any error of

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judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on the Administrative Agent solely to protect, preserve and realize upon its security interest in the Pledged Collateral.

(b)    Assignment by the Administrative Agent. In connection with the resignation or replacement of the Administrative Agent and subject to the terms of the Credit Agreement, the Administrative Agent may from time to time assign the Secured Obligations and any portion thereof and/or the Pledged Collateral and any portion thereof, and the assignee shall be entitled to all of the rights and remedies of the Administrative Agent under this Agreement in relation thereto.

(c)    The Administrative Agent’s Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Pledged Collateral while being held by the Administrative Agent hereunder, the Administrative Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that Pledgor shall be responsible for preservation of all rights in the Pledged Collateral, and the Administrative Agent shall be relieved of all responsibility for the Pledged Collateral upon surrendering it or tendering the surrender of it to Pledgor. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Administrative Agent shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Pledged Collateral. In the event of a public or private sale of Pledged Collateral pursuant to Section 7 hereof, the Administrative Agent shall have no responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Administrative Agent has or is deemed to have knowledge of such matters, or (ii) taking any steps to preserve rights against any parties with respect to any Pledged Collateral.

(d)    Voting and Payment Rights in Respect of the Pledged Equity.

(i)    So long as no Event of Default shall exist, Pledgor may (A) exercise any and all voting and other consensual rights pertaining to the Pledged Collateral of Pledgor or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement and (B) receive and retain any and all dividends (other than stock dividends and other dividends constituting Pledged Collateral which are addressed hereinabove), principal or interest paid in respect of the Pledged Equity to the extent they are allowed under the Credit Agreement; and

(ii)    During the continuance of an Event of Default, (A) all rights of Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to clause (i)(A) above shall cease and all such rights shall thereupon become vested in the Administrative Agent which shall then have the sole right to exercise such voting and other consensual rights, (B) all rights of Pledgor to receive the dividends, principal and interest payments which it would otherwise be authorized to receive and retain pursuant to clause (i)(B) above shall cease and all such rights shall thereupon be vested in the Administrative Agent which shall then have the sole right to receive and hold as Pledged Collateral such dividends, principal and interest payments to the extent the Administrative Agent is permitted to retain such amounts under the Credit Agreement, and (C) all dividends, principal and interest payments which are received by Pledgor contrary to the provisions of clause (ii)(B) above shall be received in trust for the benefit of the

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Administrative Agent, shall be segregated from other property or funds of Pledgor, and shall be forthwith paid over to the Administrative Agent as Pledged Collateral in the exact form received, to be held by the Administrative Agent as Pledged Collateral and as further collateral security for the Secured Obligations.

(e)    Releases of Pledged Collateral. The Administrative Agent may release any of the Pledged Collateral from this Agreement or may substitute any of the Pledged Collateral for other Pledged Collateral without altering, varying or diminishing in any way the force, effect, lien, pledge or security interest of this Agreement as to any Pledged Collateral not expressly released or substituted, and this Agreement shall continue as a first priority lien on all Pledged Collateral not expressly released or substituted.

9.    Application of Proceeds. Upon the acceleration of the Obligations pursuant to Section 8.02 of the Credit Agreement, any payments in respect of the Secured Obligations and any proceeds of the Pledged Collateral, when received by the Administrative Agent or any holder of the Secured Obligations, will be applied in reduction of the Secured Obligations in the order set forth in Section 8.03 of the Credit Agreement, and Pledgor irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that the Administrative Agent shall have the continuing and exclusive right to apply and reapply any and all such payments and proceeds in the Administrative Agent’s sole discretion (but subject to Section 8.03 of the Credit Agreement), notwithstanding any entry to the contrary upon any of its books and records.

10.    Costs of Counsel. If at any time hereafter, whether upon the occurrence of an Event of Default or not, the Administrative Agent employs counsel to prepare or consider reasonably necessary amendments, waivers or consents with respect to this Agreement, or to take action or make a response in or with respect to any legal or arbitral proceeding relating to this Agreement or relating to the Pledged Collateral, or to protect the Pledged Collateral or exercise any rights or remedies under this Agreement or with respect to the Pledged Collateral, then Pledgor agrees to pay within twenty (20) Business Days after a reasonably detailed written invoice therefor is received by Pledgor (or upon demand if there is then a continuing Event of Default) any and all such reasonable and documented out-of-pocket costs and expenses of the Administrative Agent, all of which costs and expenses shall constitute Secured Obligations hereunder.

11.    Continuing Agreement.

(a)    This Agreement shall be a continuing agreement in every respect and shall remain in full force and effect until the Termination Date. Upon the Termination Date, this Agreement shall be automatically terminated and the Administrative Agent shall, upon the request and at the expense of Pledgor forthwith release all of its liens and security interests hereunder and shall execute and deliver all UCC termination statements and/or other documents reasonably requested by Pledgor evidencing such termination. Notwithstanding the foregoing all releases and indemnities provided hereunder shall survive termination of this Agreement.

(b)    This Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any holder of the Secured Obligations as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by the Administrative Agent or any holder of the Secured Obligations in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

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12.    Amendments; Waivers; Modifications. This Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 10.01 of the Credit Agreement; provided that any update or revision to Schedule 2(a) hereof delivered by Pledgor shall not constitute an amendment for purposes of this Section 12 or Section 10.01 of the Credit Agreement.

13.    Successors in Interest. Except as otherwise provided herein, this Agreement shall create a continuing security interest in the Pledged Collateral and shall be binding upon Pledgor, its successors and assigns and shall inure, together with the rights and remedies of the Administrative Agent and the holders of the Secured Obligations hereunder, to the benefit of the Administrative Agent and the holders of the Secured Obligations and their successors and permitted assigns; provided, however, that Pledgor may not assign its rights or delegate its duties hereunder except as permitted by the terms of the Credit Agreement.

14.    Notices. All notices required or permitted to be given under this Agreement shall be in conformance with Section 10.02 of the Credit Agreement.

15.    Counterparts. This Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

16.    Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

17.    Governing Law; Submission to Jurisdiction; Venue; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. PLEDGOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF SUCH STATE, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST PLEDGOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. The terms of Sections 10.19 and 10.20 of the Credit Agreement with respect to venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

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18.    Severability. If any provision of this Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

19.    Entirety. This Agreement, the other Credit Documents and any Swap Contract or any Treasury Management Agreement between any Credit Party and any Lender or any Affiliate of a Lender in connection with the Loans represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents, any Swap Contract or any Treasury Management Agreement between any Credit Party and any Lender or any Affiliate of a Lender in connection with the Loans or the transactions contemplated herein and therein.

20.    Survival. All representations and warranties of Pledgor hereunder shall survive the execution and delivery of this Agreement, the other Credit Documents and any Swap Contract or any Treasury Management Agreement between any Credit Party and any Lender or any Affiliate of a Lender in connection with the Loans, the delivery of the Revolving Notes and the making of the Loans and the issuance of the Letters of Credit under the Credit Agreement.

21.    Rights of Required Lenders. All rights of the Administrative Agent hereunder, if not exercised by the Administrative Agent, may be exercised by the Required Lenders.

22.    Other Security. To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Pledged Collateral (including, without limitation, real property and securities owned by a Pledgor), or by a guarantee, endorsement or property of any other Person, then the Administrative Agent shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence and during the continuation of any Event of Default, and the Administrative Agent shall have the right, in its sole discretion, to determine which rights, security, liens, security interests or remedies the Administrative Agent shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or the Secured Obligations or any of the rights of the Administrative Agent or the holders of the Secured Obligations under this Pledge Agreement, under any other of the Credit Documents or under any other document relating to the Secured Obligations.

23.    Consent of the Applicable Subsidiaries. The Applicable Subsidiaries hereby acknowledge, consent and agree to the grant of the security interests in such Pledged Equity by the Pledgor pursuant to this Pledge Agreement, together with all rights accompanying such security interest as provided by this Pledge Agreement and applicable Law, notwithstanding any anti-assignment provisions in any organizational or governance documents of the Applicable Subsidiaries.

24.    Marshaling. The Administrative Agent shall not be required to marshal any present or future collateral security (including but not limited to the Pledged Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, Pledgor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Administrative Agent’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, Pledgor hereby irrevocably waives the benefits of all such laws.

25.    Injunctive Relief.

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(a)     Pledgor recognizes that, in the event Pledgor fails to perform, observe or discharge any of its obligations or liabilities under this Pledge Agreement or any other Credit Document, any remedy of law may prove to be inadequate relief to the Administrative Agent and the other holders of the Secured Obligations. Therefore, Pledgor agrees that the Administrative Agent and the other holders of the Secured Obligations, at the option of the Administrative Agent and the other holders of the Secured Obligations, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

(b)    The Administrative Agent, the other holders of the Secured Obligations and Pledgor hereby agree that no such Person shall have a remedy of punitive or exemplary damages against any other party to a Credit Document and each such Person hereby waives any right or claim to punitive or exemplary damages that they may now have or may arise in the future in connection with any dispute under this Pledge Agreement or any other Credit Document, whether such dispute is resolved through arbitration or judicially.

26.    Holders of the Secured Obligations. Each holder of the Secured Obligations that is not a party to the Credit Agreement who obtains the benefit of this Pledge Agreement shall be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of the Credit Agreement, and with respect to the actions and omissions of the Administrative Agent hereunder or otherwise relating hereto that do or may affect such holder of the Secured Obligations, the Administrative Agent and each of its Affiliates shall be entitled to all of the rights, benefits and immunities conferred under Article IX of the Credit Agreement.

27.    Credit Agreement. The Loans are governed by the terms and conditions set forth in the Credit Agreement and the other Credit Documents and in the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of the Credit Agreement, the terms and conditions of the Credit Agreement shall control.

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Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

PLEDGOR:	Griffin-American Healthcare REIT IV Holdings, LP, a Delaware limited partnership

	By:	Griffin-American Healthcare REIT IV, Inc. a Maryland corporation, its General Partner

		By:	/s/ Brian S. Peay
Name: Brian S. Peay
Title: Chief Financial Officer

PLEDGE AGREEMENT
GRIFFIN IV

Acknowledgment as to Section 23:

APPLICABLE SUBSIDIARIES:	GAHC4 Auburn CA MOB, LLC,
a Delaware limited liability company

	By:	Griffin-American Healthcare REIT IV Holdings,
LP, a Delaware limited partnership

		By:	Griffin-American Healthcare REIT IV,
Inc. a Maryland corporation,
its General Partner

			By:	/s/ Brian S. Peay
Name: Brian S. Peay
Title: Chief Financial Officer

PLEDGE AGREEMENT
GRIFFIN IV

Accepted and agreed to as of the date first above written.

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Keegan Koch
Name:	Keegan Koch
Title:	SVP

PLEDGE AGREEMENT
GRIFFIN IV